                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): November 29, 1999




                       ANCOR COMMUNICATIONS, INCORPORATED
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             (Exact name of registrant as specified in its charter)


          Minnesota                     1-2982                  41-1569659
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(State or other jurisdiction   (Commission file number)      (I.R.S. Employer
      of incorporation)                                     Identification No.)



            6321 Bury Drive, Suite 13, Eden Prairie, Minnesota 55346
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                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (612) 932-4000

                  6130 Blue Circle Drive, Minnetonka, MN 55343
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          (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS

     On November 29, 1999, Ancor Communications, Incorporated (the "Company") issued and sold to Intel Corporation ("Intel") 280,000 shares of the Company's common stock (the "Shares") for an aggregate purchase price of $14,840,000 pursuant to a Stock Purchase Agreement, dated November 29, 1999 (the "Closing Date"), between Intel and the Company (the "Purchase Agreement"). The Shares were issued and sold in reliance on an exemption from registration under Rule 506 of Regulation D of the Securities Act of 1933. Pursuant to the Purchase Agreement, Intel may not dispose of any or all of the Shares for a period of six months from the Closing Date.

     In connection with the Purchase Agreement, the Company also granted registration rights to Intel pursuant to a Registration Rights Agreement, dated November 29, 1999, between the Company and Intel (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Company granted Intel demand registration rights and short-form registration rights on Form S-3, exercisable by Intel at any time after six months has elapsed from the Closing Date. In addition, Intel was granted piggyback registration rights, exercisable at any time after the Closing Date, subject to the six month restriction on disposal of shares provided in the Purchase Agreement.

     On November 24, 1999, the Company and Intel entered into a Collaboration Agreement whereby the parties agreed to collaborate on certain technical, public relations and marketing activities relating primarily to the development by the Company of InifiniBand-enabled switch products.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)  EXHIBITS

99.1 Press Release, dated December 7, 1999


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


December 8, 1999                       ANCOR COMMUNICATIONS, INCORPORATED



                                       By      /s/ Steven E. Snyder
                                         --------------------------------------
                                         Name:  Steven E. Snyder
                                         Title: Chief Financial Officer


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